UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 21, 2007

eSpeed, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-28191	13-4063515
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

110 East 59th Street, New York, NY 10022

(Address of principal executive offices)

Registrant’s telephone number, including area code (212) 610-2200

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01:	OTHER EVENTS

On December 21, 2007, eSpeed, Inc. (“eSpeed”) and 11 other leading financial institutions announced that they will establish a fully-electronic futures exchange. eSpeed, via its direct and indirect wholly-owned subsidiary eSpeed ESX Holdings, L.P., will hold an approximately 25% interest in the exchange’s operating limited partnership, ESX Futures, L.P. (“ESX LP”) and its holding company general partner, ESX Futures Holdings, LLC (“ESX LLC”). Assuming eSpeed maintains its present ownership percentage (and subject to certain limited exceptions), it will be entitled to approximately 25% of distributions from each entity. Also holding a minority interest in each entity are affiliates of Bank of America, Barclays Capital, Citadel, Citigroup, Credit Suisse, Deutsche Bank Securities, GETCO, JPMorgan, Merrill Lynch, PEAK6, and The Royal Bank of Scotland.

eSpeed, via its direct and indirect wholly-owned subsidiary eSpeed Technology Services, L.P., will provide software development, software maintenance, customer support, infrastructure, and internal technology services to support the new exchange’s electronic trading platform (the “Trading Platform”).

On December 21, 2007, ESX LP issued a press release announcing its formation and the anticipated launch of the Trading Platform. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

Exhibits.

(d)	99.1 ESX Futures, L.P. press release dated December 21, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

eSpeed, Inc.

Date: December 26, 2007	By:	/s/ Stephen M. Merkel
Stephen M. Merkel
Executive Vice President, General Counsel and Secretary